Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2018 and 2017, March 31, 2018 and 2017
and the Six-Month Periods Ended June 30, 2018 and 2017

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2018
Composite Materials	$300.6	$73.2	$72.0	$445.8
Engineered Products	83.2	18.5	—	101.7
Total	$383.8	$91.7	$72.0	$547.5
	70.1%	16.7%	13.2%	100%

First Quarter 2018
Composite Materials	$303.2	$74.1	$67.3	$444.6
Engineered Products	79.5	16.0	—	95.5
Total	$382.7	$90.1	$67.3	$540.1
	71%	17%	12%	100%

Second Quarter 2017
Composite Materials	$273.8	$69.0	$54.5	$397.3
Engineered Products	75.2	18.8	—	94.0
Total	$349.0	$87.8	$54.5	$491.3
	71%	18%	11%	100%

First Quarter 2017
Composite Materials	$269.5	$63.2	$54.8	$387.5
Engineered Products	77.7	13.5	0.1	91.3
Total	$347.2	$76.7	$54.9	$478.8
	73%	16%	11%	100%

Year to date June 30, 2018
Composite Materials	$603.8	$147.3	$139.3	$890.4
Engineered Products	162.7	34.5	—	197.2
Total	$766.5	$181.8	$139.3	$1,087.6
	70.5%	16.7%	12.8%	100%

Year to date June 30, 2017
Composite Materials	$543.3	$132.2	$109.3	$784.8
Engineered Products	152.9	32.3	0.1	185.3
Total	$696.2	$164.5	$109.4	$970.1
	72%	17%	11%	100%